--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO GRANTOR TRUST

                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS
================================================================================


        PERIOD 33                                                   PAGE # 1
DETERMINATION: 10-Jun-1999                                     Beginning 5/1/99
 DISTRIBUTION: 15-Jun-1999                                        Ending 5/31/99
         TIME: 6/28/99 21:49


                     CLASS A 6.61% ASSET BACKED CERTIFICATES
                     CLASS B 6.76% ASSET BACKED CERTIFICATES



                        ORIG PRINCIPAL         BEG PRINCIPAL            PRINCIPAL
       CLASS               BALANCE                BALANCE              DISTRIBUTION
--------------------------------------------------------------------------------------
         A             $1,478,422,107.71      $362,273,331.09         $23,200,466.33
         B                $45,725,000.00       $11,204,478.05            $717,549.69







--------------------------------------------------------------------------------------
CERTIFICATE TOTALS     $1,524,147,107.71      $373,477,809.14         $23,918,016.02
--------------------------------------------------------------------------------------



                          INTEREST                TOTAL            END PRINCIPAL
       CLASS            DISTRIBUTION           DISTRIBUTION           BALANCE
---------------------------------------------------------------------------------------
         A             $1,995,522.27         $25,195,988.60       $339,072,864.76
         B                $63,118.56            $780,668.25        $10,486,928.36







---------------------------------------------------------------------------------------
CERTIFICATE TOTALS     $2,058,640.83         $25,976,656.85       $349,559,793.12
---------------------------------------------------------------------------------------





                          FACTOR INFORMATION PER $1,000


                          PRINCIPAL         INTEREST         END PRINCIPAL
       CLASS             DISTRIBUTION     DISTRIBUTION          BALANCE
----------------------------------------------------------------------------
         A                15.69272146       1.34976490         229.34780466
----------------------------------------------------------------------------
         B                15.69272149       1.38039497         229.34780448
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Certificate Totals        15.69272146       1.35068381         229.34780465
----------------------------------------------------------------------------















                      IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT THE
                                                      ADMINISTRATOR LISTED BELOW



================================================================================

                                                KIM COSTA
                                                THE CHASE MANHATTAN BANK - ASPG
                                                450 WEST 33RD STREET, 15TH FLOOR
                                                NEW YORK, NEW YORK 10001
                                                (212) 946-3247

--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO GRANTOR TRUST

                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS
================================================================================
        PERIOD 33                                                PAGE    # 2
DETERMINATION: 10-Jun-1999                                  Beginning 5/1/99
 DISTRIBUTION: 15-Jun-1999                                     Ending 5/31/99
         TIME: 6/28/99 22:03






                                                                    per $1000
Section 5.8 (iii)       Servicing Fee         $311,231.51           .20420044




--------------------------------------------------------------------------------
         Class           Principal           Interest            Total
--------------------------------------------------------------------------------
           A          $23,200,466.33      $1,995,522.27      $25,195,988.60
           B             $717,549.69         $63,118.56         $780,668.25




--------------------------------------------------------------------------------
         Total        $23,918,016.02      $2,058,640.83      $25,976,656.85
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------
         Class        Prin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
-----------------------------------------------------------------------------------------
           A               15.69272146           1.34976490             17.04248636
           B               15.69272149           1.38039497             17.07311646




-----------------------------------------------------------------------------------------
         Total             15.69272146           1.35068381             17.04340527
-----------------------------------------------------------------------------------------




Section 5.8 (v)         Pool Balance at the end of the Collection Period                               $349,559,793.12


Section 5.8 (vi)        Aggregate Net Losses for Collection Period                                         $163,800.49


Section 5.8 (vii)       Carryover Shortfall for Collection Period
                                                Class A Interest                                                  0.00
                                                Class B Interest                                                  0.00
                                                Class A Principal                                                 0.00
                                                Class B Principal                                                 0.00
                                                  TOTAL                                                           0.00


Section 5.8 (viii)      Reserve Account Balance after Disbursement                                      $11,431,103.00



Section 5.8 (ix)        Specified Reserve Account Balance                                               $11,360,693.28



Section 5.8 (x)         Repurchase Amounts for Repurchased Receivables
                                                Seller                                                           $0.00
                                                Servicer                                                   $110,506.95
                                                  TOTAL                                                    $110,506.95



Section 5.8 (xi)        Advance Summary for Collection Period
                                     Unreimbursed Advances for Period                                    $4,356,019.31
                                     Unreimbursed Advances for Previous Period                           $4,196,601.21
                                     Change from Previous Period                                           $159,418.10

                                     Reimbursed Advance from Collections                                   $420,756.76
                                     Reimbursed Advance from Liquidation Proceeds                           $11,984.28
                                     Reimbursed Advance from Reserve Account Withdrawals                         $0.00
